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                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             EARTHLINK NETWORK, INC.


     EARTHLINK NETWORK, INC. (the "Corporation") is a corporation duly organized and existing under the General Corporation Law of the State of Delaware. Its original Certificate of Incorporation was filed with the Secretary of State of Delaware on May 28, 1996.

     The Corporation hereby certifies that this Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware, and that the Corporation has not received any payment for any of its stock.

                                       I.

     The name of the Corporation is EarthLink Network, Inc. (hereinafter the "Corporation").

                                       II.

     The Corporation shall have perpetual duration.

                                      III.

     The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and to possess and exercise all of the powers and privileges granted by such law.

                                       IV.

     The total number of shares of capital stock which the Corporation is authorized to issue is sixty million (60,000,000) divided into two classes as follows:

          (1) fifty million (50,000,000) shares of common stock, $.01 par value per share ("Common Stock"); and

          (2) ten million (10,000,000) shares of preferred stock, $.01 par value per share ("Preferred Stock").

     The holders of Common Stock shall be entitled to one vote for each share on all matters required or permitted to be voted on by stockholders of the Corporation.

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     The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Certificate of Incorporation, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

     (1) The number of shares constituting that series and the distinctive designation of that series; and

     (2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series. Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period; and

     (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; and

     (4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine; and

     (5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and

     (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund; and

     (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

     (8) Any other relative rights, preferences and limitations of that series.


     If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are

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entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

                                       V.

     The Board of Directors of the Corporation is hereby expressly authorized to make, amend, repeal or otherwise alter the By-Laws of the Corporation.

                                       VI.

     The directors of the Corporation shall not be required to be elected by written ballots.

                                      VII.

     To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same presently exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

                                      VIII.

     (a) The business and affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors comprised as follows:

          (1) The initial number of directors shall be such as may be determined by the incorporator and thereafter the number of directors of the Corporation shall be not less than five and not more than eleven, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the Board of Directors or by the affirmative vote of the holders of at least a majority of all outstanding shares entitled to be voted in the election of directors, voting together as a single class.

          (2) A director shall hold office until the Annual Meeting of Stockholders next following his election and until his successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

          (3) Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors, or by any stockholder of record entitled to vote generally in the election of directors; provided, however, that any stockholder of record entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by the United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to any election to be held at the Annual

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     Meeting of Stockholders, 90 days in advance of such meeting, and (ii)
     with respect to any election for directors to be held at a Special Meeting of Stockholders, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth:

               (A) the name and address of the stockholder of record who intends to make the nomination and of the person or persons to be nominated;

               (B) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

               (C) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

               (D) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the then-current proxy rules of the Securities and Exchange Commission if the nominees were to be nominated by the Board of Directors; and

               (E) the consent of each nominee to serve as a director of the Corporation if so elected.

     The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

          (4) Any vacancy on the Board of Directors that results from an increase in the number of directors or from the prior death, resignation, retirement, disqualification or removal from office of a director shall be filled by a majority of the Board of Directors then in office, though less than a quorum, or by the sole remaining director, or by the shareholders of the Corporation if the Board of Directors has not filled the vacancy. Any director elected to fill a vacancy resulting from the prior death, resignation, retirement, disqualification or removal from office of a director shall have the same remaining term as that of his or her predecessor.

          (5) At any meeting of stockholders with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed, with or without cause, by the affirmative vote of the holders of a majority of all outstanding shares entitled to be voted at an election of directors, except that if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

                                  -4-

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          (6)  Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an Annual or Special Meeting of Stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolutions of the Board of Directors creating such class or series, as the case may be, applicable thereto.

     (b) Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage for separate class vote for certain action may be permitted by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of all the outstanding shares of capital stock, voting together as a single class, shall be required to make, alter, amend, change, add to or repeal any provision of this Certificate of Incorporation or the By-Laws of the Corporation which is or which is proposed to be inconsistent with this Article VIII.

     (c) The invalidity or unenforceability of this Article VIII or any portion hereof, or of any action taken pursuant to this Article VIII, shall not affect the validity or enforceability of any other provision of this Certificate of Incorporation, any action taken pursuant to such other provision, or any action taken pursuant to this Article VIII.

                                       IX.

     Action required to be taken or which may be taken at any Annual Meeting or Special Meeting of the Stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all the holders of outstanding stock entitled to vote on such action, and shall be delivered to the Corporation by delivery to its registered office in Delaware, to its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                                       X.

     Special meetings of stockholders may be called at any time for any purpose or purposes by the Chairman, a majority of the Board of Directors or the holder or holders of not less than 10% of all the shares of stock entitled to vote on the issue proposed to be considered at the meeting if such holder or holders sign, date and deliver to the Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

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                                       XI.

     The address of the Corporation's registered office in the State of Delaware is to be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the Corporation's registered agent at such address is Corporation Trust Company.

                                      XII.

     The name and mailing address of the incorporator is:

     NAME                                    MAILING ADDRESS

     Joseph B. Alexander, Jr., Esq.          Hunton & Williams
                                             600 Peachtree Street, N.E.
                                             Suite 4100
                                             Atlanta, Georgia 30308


                                      XIII.

     The names and mailing address of each person who is to serve as a director of the Corporation until the first Annual Meeting of Stockholders or until his successor is elected and qualified is:

     NAME                                    MAILING ADDRESS

     Sky D. Dayton                           EarthLink Network, Inc.
                                             3100 New York Drive, Suite 201
                                             Pasadena, CA 91107

     Reed E. Slatkin                         EarthLink Network, Inc.
                                             3100 New York Drive, Suite 201
                                             Pasadena, CA 91107

     Kevin M. O'Donnell                      EarthLink Network, Inc.
                                             3100 New York Drive, Suite 201
                                             Pasadena, CA 91107

     Charles G. Betty                        EarthLink Network, Inc.
                                             3100 New York Drive, Suite 201
                                             Pasadena, CA 91107

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     Sidney Azeez                            EarthLink Network, Inc.
                                             3100 New York Drive, Suite 201
                                             Pasadena, CA 91107

     Linwood A. Lacy, Jr.                    EarthLink Network, Inc.
                                             3100 New York Drive, Suite 201
                                             Pasadena, CA 91107

     Robert M. Kavner                        EarthLink Network, Inc.
                                             3100 New York Drive, Suite 201
                                             Pasadena, CA 91107

                                      XIV.

     At all elections of directors of the Corporation, each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and that he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he may see fit.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by Charles G. Betty, its President and Chief Operating Officer, and by Barry W. Hall, its Secretary, this the 19th day of June, 1996.

                                   EARTHLINK NETWORK, INC.


                                   By: /s/ Charles G. Betty
                                       -------------------------------------
                                       Charles G. Betty
                                       President and Chief Operating Officer





ATTEST:


/s/ Barry W. Hall
- -----------------------------
Secretary

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